Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:

Sophia H. Twaddell	Tom Laughran
Vice President, Corporate Communications	Fleishman-Hillard
847.864.3500	312.751.3519
stwaddell@northfieldlabs.com	tom.laughran@fleishman.com
FOR IMMEDIATE RELEASE
NORTHFIELD LABORATORIES INC.
RECEIVES NOTICE OF NON-COMPLIANCE WITH NASDAQ LISTING
REQUIREMENTS
EVANSTON, IL—June 12, 2008 — Northfield Laboratories Inc. (Nasdaq: NFLD) announced today that on June 11, 2008 it received notice from The Nasdaq Stock Market that for the last 30 consecutive business days the Company’s share price has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). The notice has no effect on the listing of the Company’s securities at this time and its common stock will continue to trade on the Nasdaq Global Market under the symbol NFLD.
In accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until December 8, 2008, to regain compliance. The Nasdaq notice states that if, at any time before December 8, 2008 the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, or such longer period as may be required under Market Place Rule 4450(e)(2), the Nasdaq staff will provide written notification that the Company has achieved compliance with the minimum bid requirement.
About Northfield Laboratories and PolyHeme®
Northfield Laboratories Inc. is a leader in developing an oxygen-carrying red blood cell substitute for the treatment of life-threatening blood loss, when an oxygen-carrying fluid is required and red blood cells are not available. Northfield’s product, PolyHeme(R), is under clinical investigation as an oxygen-carrying red blood cell substitute. It is a
1560 Sherman Avenue, Suite 1000, Evanston, IL 60201-4800 Tel: 847-864-3500

solution of chemically modified human hemoglobin that requires no cross matching and is therefore compatible with all blood types. PolyHeme® has a shelf life in excess of 12 months. For further information, visit http://www.northfieldlabs.com.
Forward Looking Statement
This press release may contain forward-looking statements concerning, among other things, Northfield’s future business plans and strategies and clinical and regulatory developments affecting our PolyHeme red blood cell substitute product. These forward-looking statements are identified by the use of such terms as “intends,” “expects,” “plans,” “estimates,” “anticipates,” “should,” “believes” and similar terms. These forward-looking statements involve inherent risks and uncertainties. Our actual results may therefore differ materially from those predicted by the forward-looking statements because of various factors and possible events, including our potential inability to regain compliance with applicable Nasdaq listing standards, the possibility that since the full data from our Phase III clinical trial have not been submitted to, or reviewed by, FDA, they may not be sufficient to demonstrate the safety or effectiveness of PolyHeme, our ability to successfully file a Biologics License Application, our ability to be granted priority review of our Biologics License Application, our ability to obtain FDA approval to market PolyHeme commercially, our need to obtain additional capital to finance our ongoing business operations and the construction of an expanded commercial-scale manufacturing facility, our ability to obtain adequate supplies of raw materials and to manufacture PolyHeme in commercial quantities, our ability to market PolyHeme successfully, the possibility that competitors will develop products that will render PolyHeme obsolete or non-competitive, our ability to protect our intellectual property rights, the outcome of certain governmental inquiries and purported class action lawsuit as described in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, the possibility that we may be subject to product liability claims and other legal actions, our dependency on a limited number of key personnel, the uncertainty of third party reimbursement for our product and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission, including our most recently filed annual report on Form 10-K and annual report on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the time such statement is made. All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by this cautionary statement.
1560 Sherman Avenue, Suite 1000, Evanston, IL 60201-4800 Tel: 847-864-3500